Exhibit 99.1
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of August 25, 2006 by and between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation located at 1319 Marquette Drive, Romeoville, Illinois (the “Company”), and ROHM AND HAAS ELECTRONIC MATERIALS CMP HOLDINGS, INC., a Delaware corporation (the “Purchaser”).
     Purchaser and the Company acknowledge and agree that this Agreement is being executed in connection with the execution of that certain Amended And Restated Cooperation Agreement dated on or about the date hereof between Purchaser and the Company and that the acquisition of the Shares (as defined in Section 1 below) pursuant to this Agreement is part of the strategic relationship between Purchaser and the Company continuing pursuant to and evidenced (in part) by such Amended And Restated Cooperation Agreement.
     In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
SECTION 1
Sale of Common Stock
     Subject to the terms and conditions hereof, the Company has offered, and will issue and sell (the “Offering”) to Purchaser, and Purchaser will buy from the Company, 847,918 shares of common stock, US$.01 par value per share, of the Company (the “Common Stock”) for the purchase price of US$5.8968 per share and an aggregate purchase price of US$5,000,000. The shares of Common Stock to be issued and sold by the Company and purchased by Purchaser pursuant to this Agreement are herein referred to as the “Shares.”
     The Shares will be offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereunder.
     Purchaser will be required to hold the Shares for a period of at least two (2) years as contemplated in Section 5.1 below. Purchaser (and any subsequent permitted transferees) will be entitled to the benefits of a Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchaser (“Registration Rights Agreement”).
SECTION 2
Closing; Delivery
     2.1. Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held at the Chicago offices of the Company’s counsel at 225 W. Wacker Drive, Chicago, Illinois, or at such other place upon which the Company and Purchaser shall agree in writing. The Closing shall occur simultaneously with or immediately after the execution and delivery of this Agreement by Purchaser and the Company and the satisfaction or waiver of the conditions set forth in Sections 6 and 7, or on such later date as the Company and Purchaser may agree in writing.
     2.2. Delivery. At the Closing, or within a reasonable period of time thereafter, the Company will deliver to Purchaser at Purchaser’s address in Delaware (in addition to the other items required to be delivered by the Company under Section 6) a certificate, registered in the name of Purchaser for the number of Shares to be purchased by Purchaser against payment of the purchase price therefor by wire transfer per the Company’s wiring instructions.
SECTION 3
Representations and Warranties and Covenants of the Company
     For purposes of this Agreement, a party will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving as an officer of such party is, or at any time was, after due inquiry actually aware of such fact or other matter; provided, however, that, in the case of the Company, the Company’s knowledge with respect to any equity owner of the Company’s securities shall be deemed to include facts and other matters included in such equity owner’s filings with the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), public announcements or notices to the Company.
     The Company represents, warrants and covenants to Purchaser as of the date hereof and as of the Closing as follows:
     3.1. Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization. The Company has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as now proposed to be conducted. The Company is qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the ownership of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified will not have a material adverse effect on the (i) business, results of operations, stockholders’ equity, cash flows, prospects, assets or condition (financial or otherwise) of the Company taken as a whole, (ii) legality, validity or enforceability of the Agreements (as defined in Section 3.2 below) or (iii) Company’s ability to perform any of its obligations on a timely basis under any of the Agreements (any of (i), (ii) or (iii) a “Material Adverse Effect”). The Company has furnished, or as soon as practicable, and in no event later than the day immediately prior to Closing, will furnish, to Purchaser true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) and certified by the Secretary of State of the State of Delaware within the preceding 10 business days, and the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”) certified by the Company’s Secretary.

     3.2. Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to execute and deliver the agreements set forth as Exhibits hereto or any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively with this Agreement, the “Agreements”), and at the Closing to sell and issue the Shares as set forth in the Agreements, and to carry out and perform its obligations under the Agreements.
     3.3. Subsidiaries. The Company has no subsidiaries, and does not otherwise own or control, directly or indirectly, any equity interest in any partnership, limited liability company, trust, corporation, association or business entity.
     3.4. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 24,088 shares of Preferred Stock (the “Preferred Stock”). As of August 25, 2006, there were 18,033,345 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. No other shares of capital stock are issued and outstanding. As of August 25, 2006, there were options outstanding issued by the Company to purchase an aggregate of 1,717,565 shares of Common Stock, and no outstanding warrants. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and all such shares were issued in material compliance with all applicable federal and state securities laws, including available exemptions therefrom, and none of such issuances were made in violation of any pre-emptive or other rights. The Company has reserved (i) 1,180,000 additional shares of Common Stock for issuance pursuant 2004 Equity Compensation Plan(as amended) and (ii) 150,000 additional shares of Common Stock for issuance pursuant to its 2005 Non-Employee director Restricted Stock Plan. Except as set forth above, there are no options, warrants or other rights (including conversion, pre-emptive or other rights) or agreements outstanding to purchase, or otherwise require the Company to issue, any of the Company’s shares of capital stock or securities or obligations convertible into or exchangeable or exercisable for any of the Company’s shares of capital stock. In addition, all shares of the Company’s common stock issued after adoption of the Company’s Rights Agreement referenced in Section 5.11 below have been issued with the rights set forth in the Rights Agreement to purchase Series A Junior Participating Preferred Stock as and to and to the extent set forth in the Rights Agreement (as defined in Section 5.11) (the “Rights”). Accordingly, the Shares will be issued with such Rights attached as contemplated in the Rights Agreement.
     3.5. Authorization; Valid Issuance. (a) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, and for the authorization, the sale, issuance and delivery of the Shares, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and to general principles of equity and to limitations on the rights to indemnity and contribution that exist by virtue of public policy (the “Bankruptcy and Equity Exception”).

     (b) The Shares and the associated Rights will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized and validly issued, fully paid and non-assessable and will be issued in material compliance with all applicable federal and state securities laws, including available exemptions therefrom, free and clear of any pre-emptive or other similar rights and any Lien (as defined in Section 3.19 below). The issuance and sale of the Shares will not obligate the Company to issue any shares of capital stock of the Company or securities or obligations convertible into or exercisable or exchangeable for any shares of capital stock of the Company to any Person (other than Purchaser) and will not result in a right of any holder of Company securities or to adjust the exercise, conversion, exchange or reset price under or otherwise trigger any anti-dilution rights of any existing securities of the Company. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the principal market, system or exchange on which the Common Stock is traded, quoted or listed.
     3.6. Reports and Financial Statements. (a) Except as disclosed on Schedule 3.6, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form statement or other document prior to the expiration of an such extension.(a)The Company made available to Purchaser prior to the execution of this Agreement a copy of the Company’s Annual Report for the year ended December 31, 2005, the Company’s Quarterly Reports on Form 10-Q that have been filed for all quarters ended since December 31, 2005, the definitive proxy statement for the Company’s 2006 annual meeting of stockholders, if filed with the Commission as of the date hereof, and any Current Reports on Form 8-K filed since December 31, 2005 (as such documents have since the time of their filing been amended or supplemented) together with all reports, documents and information hereafter filed with the SEC, including all information incorporated therein by reference (collectively, the “SEC Reports”). The SEC Reports (a) complied and will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and (b) did not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto), if any, included in the SEC Reports complied and will comply as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act (and the SEC’s rules and regulations with respect thereto), were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments not material and to the absence of footnotes) the financial position and stockholders’ equity of the Company as of the respective dates thereof and the results of operations and cash flows for the respective periods then ended. In relation to the resale of the Shares by Purchaser, the Company (i) meets the requirements for use of SEC Form S-3 or other applicable forms under the Securities Act and (ii) is eligible for filing and maintaining a registration statement on Form S-3 or other applicable forms.

     (b) The Company has a duly constituted audit committee of its Board of Directors (the “Audit Committee”), all of whose members are “independent” as defined in Rules 4200(a)(14) and 4350(d)(2) of the National Association of Securities Dealers, Inc. and such committee has operated in accordance with applicable law and regulations and the requirements of the Nasdaq National Market (“Nasdaq”). The Company’s independent public accountants have reviewed each interim financial statement in accordance with the requirements of applicable federal securities laws, the Audit Committee’s charter, the Commission’s rules and regulations and the applicable rules of Nasdaq. The Company has received no communications from its independent public accountants that the independent public accountants are considering or are likely to consider issuing any report other than a clean, unqualified opinion as to the Company’s audited financial statements or have raised any unresolved issues with respect to any of the Company’s interim financial statements.
     3.7. No Integration. Neither the Company nor, to the Company’s knowledge, its affiliates (as defined in Rule 501(b) under the Securities Act) (“Affiliates”) has, directly or through any agent, during the six month period ending on the date of this Agreement, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Shares to fail to be entitled to the exemption afforded by Rule 506 of Regulation D, or under Section 4(2) of the Securities Act.
     3.8. No Public Offering. Neither the Company nor, to the Company’s knowledge, its Affiliates has engaged, in connection with the offering of the Shares, (i) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, (ii) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) in any action which would violate applicable state securities, or “blue sky,” laws.
     3.9. Conformity of Descriptions. The Shares conform in all material respects to the descriptions contained in the Company’s SEC Reports and other filings with the SEC.
     3.10. No Material Adverse Changes. Except as specifically disclosed in the SEC Reports filed not less than five (5) business days prior to the date hereof, since December 31, 2005 there has been no (i) event, occurrence or development, individually or in the aggregate, that has had or that could reasonably be expected to result in a Material Adverse Effect, or (ii) dividend or distribution of any kind declared, paid or made by the Company on any shares of its capital stock.
     3.11. No Conflicts. The execution, delivery and performance of the Agreements, the issuance and delivery of the Shares by the Company and the consummation by the Company of the transactions contemplated herein and in the other Agreements do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company, (ii) result in the creation of any Lien upon any property or asset of the Company or conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to any other individual, partnership, joint stock company, corporation, limited liability company, trust, unincorporated organization, government agency or political subdivision (each of the foregoing, a “Person”) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license or instrument (whether evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any arbitrator or Governmental Authority (as defined in Section 3.12 below) to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market, system or exchange on which the Common Stock is traded, quoted or listed), or by which any asset of the Company is bound or affected.
     3.12. Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration (“Consents”) with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency (“Governmental Authorities”), or other Person in connection with the execution, delivery and performance by the Company of the Agreements, other than (i) the filing of a registration statement (the “Registration Statement”) with the Commission in accordance with the Registration Rights Agreement in connection with the resale of the Shares by Purchaser, (ii) the application(s) or any letter(s) acceptable to Nasdaq for the listing or quoting of the Shares on Nasdaq (and with any other national securities exchange or market on which the Common Stock is then traded, listed or quoted), and the notice, if any, required by Nasdaq Rule 4310 which has been filed as shown in Schedule 3.12, (iii) any filings, notices or registrations under applicable state securities laws, (iv) the disclosure requirements of the Exchange Act, and the disclosure requirements of Item 701 of SEC Regulation S-K, (v) filing a Form D and a Form 8-K with the Commission, and (vi) any other approvals and consents set forth on Schedule 3.12 (collectively, the “Required Approvals”).
     3.13. Proceedings. Except as specifically described in the SEC Reports filed not less than five (5) business days prior to the date hereof, there is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, inquiry (except as disclosed on Schedule 3.6) or investigation (each, a “Proceeding”) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its assets before or by any Governmental Authority or any arbitrator, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreements, (ii) could reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect, or (iii) if adversely decided, could reasonably be expected to have a material adverse effect on or delay the issuance of the Shares, or the consummation of the transactions contemplated by the Agreement. The foregoing includes, without limitation, any such Proceeding that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority that is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect before or after consummation of the transactions contemplated by this Agreement. No Proceeding by the Company or any subsidiary is currently pending nor does the Company presently intend to initiate any Proceeding, in each case, that if resolved in a manner adverse to the Company, is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. Except as described in the SEC Reports, neither the Company nor any director or officer thereof (acting in the capacity of a director or officer of the Company) is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company (except for customary SEC review of the Company’s historical public filings or any current or former director or officer of the Company). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.
     3.14. No Default or Violation. Except as described in the SEC Reports and for those that would not, individually or in the aggregate, result in a Material Adverse Effect, the Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under or violation of), nor has the Company received notice of a claim that it is in default under or that it is in violation of, (i) any indenture, loan or other credit agreement or any other agreement, patent, license or instrument to which it is a party or by which the Company of its assets or properties is bound or affected, or (ii) any law, rule, regulation, order, judgment, injunction, decree or other restriction of any arbitrator or Governmental Authority applicable to it, or by which any asset of the Company is bound or affected. The Company is not in default under, or in violation of, its Certificate of Incorporation, Bylaws or other organizational documents or in default under or in violation of any of the listing or, quotation requirements of Nasdaq as in effect on the date hereof and the Company is not aware of any facts which would reasonably lead to delisting or suspension of trading in the Common Stock by Nasdaq in the foreseeable future. The business of the Company is not being conducted, the Company has not been advised by any Governmental Authority that it is conducting its business, and the Company presently has no plans to conduct its business, in violation of any law, statute, ordinance, rule or regulation of any Governmental Authority, except where such violations have not resulted or are not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect. The Company is not in breach of any agreement where such breach, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.
     3.15. Broker’s Fees. No fees or commissions or similar payments with respect to the transactions contemplated by the Agreements have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker or bank, and the Company shall indemnify and hold harmless Purchaser from and against any such claims.
     3.16. Listing Compliance. The principal market on which the Common Stock is currently traded is Nasdaq, and the Company has no other securities listed or traded on any other securities exchange or automated quotation system or market. The Company has not in the three (3) years preceding the date hereof received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been traded or listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of any such market, exchange or trading facility. After giving effect to the transactions contemplated by the Agreements, the Company is and will be in compliance with all such maintenance requirements.
     3.17. Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, “Intellectual Property Rights”) which are material to or necessary for use in connection with its business as now conducted and as described in the SEC Reports. The Company has no knowledge that it has infringed, and the Company is not infringing on, any of the Intellectual Property Rights of any Person. Except as specifically disclosed in the Company’s SEC Reports filed not less than five (5) business days prior to the date hereof, there is no Proceeding which is pending, or to the Company’s knowledge, is threatened against, the Company regarding the infringement, validity or scope of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.
     3.18. Registration Rights; Rights of Participation. Except as described on Schedule 3.18, (i) the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority which have not been satisfied, and (ii) no Person, including current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Agreements or to require that the Company include any such securities in the registration of Shares as contemplated herein. With respect to the agreements evidencing the rights set forth on Schedule 3.18 hereto, the Company has complied in all respects with the provisions therein regarding any right of first refusal, preemptive right, right of participation, or any similar right of a stockholder or any other third party to participate in the transactions contemplated by the Agreements, including, but not limited to, notice, consent and waiver requirements.
     3.19. Title. The Company has good and marketable title in fee simple to all property owned by it, in each case free and clear of all security interests, liens, pledges or negative pledges, charges, encumbrances, mortgages, hypothecations, adverse claims or equities (each, a “Lien”), except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any properties held or used under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company.
     3.20. Permits. The Company possesses all certificates, authorizations, licenses, easements, consents, franchises, orders, permits and approvals (“Permits”) necessary to own, lease and operate its properties and to conduct its businesses as currently conducted except where the failure to possess such Permits is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (“Material Permits”), and there is no Proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit. The Company has fulfilled and performed all of the material obligations with respect to such Permits, and no event or change in condition has occurred which allows, or which upon notice, the lapse of time or both would allow, the revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permits, except for failures which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in conflict with, in default under or in violation of any Material Permit.

     3.21. Insurance. The Company and its respective properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the business in which the Company is engaged. Except as disclosed on Schedule 3.21, all insurance policies carried by the Company are in full force in effect and the Company has no reason to believe that it will not be able to renew such existing insurance policies as and when such coverage expires or to obtain similar coverage from similar insurers, at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, cash flows, business or business prospects of the Company taken as a whole.
     3.22. Investment Company; Public Utility Holding Company. The Company is not and is not an Affiliate of (i) an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), or (ii) a “public utility holding company” or a company “controlled by” a “public utility holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the “PUHC Act”) and the SEC’s rules and regulations under each of such Acts.
     3.23. No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, or controlling persons or any Person acting on the Company’s behalf has taken or will take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which has constituted, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     3.24. Labor. The Company is not a party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company, “Employees”), and there are no controversies or unfair labor practice proceedings pending, or to the knowledge of the Company, threatened between the Company and any of its current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To the Company’s knowledge, no organizational effort is presently being made or, to the Company’s knowledge, threatened by or on behalf of any labor union.
     3.25. Stock and Other Plans. Other than as specifically disclosed in the SEC Reports filed not less than five (5) business days prior to the date hereof, the Company does not have any profit sharing, deferred compensation, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities or to share in the profits of the Company which is material to the Company, taken as a whole.
     3.26. Solvency. The Company is, and immediately after the Closing will be, Solvent. As used herein, the term “Solvent” means, with respect to a particular date, that on such date, (i) the fair market value of the assets of the Company exceeds its liabilities (including, without limitation, stated liabilities and contingent liabilities), and (ii) the Company can pay its debts as they come due or mature. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy, insolvency, debtor relief, reorganization or similar law, nor does the Company have any knowledge or reason to believe that creditors of the Company have initiated or intend to initiate involuntary bankruptcy or similar proceedings.
     3.27. Environmental. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (ii) the Company has made all filings and provided all notices required under all applicable Environmental Laws, and has, and is in compliance with, all permits required under any applicable Environmental Laws, each of which is in full force and effect, (iii) (a) there are no pending Proceedings with respect to any Environmental Laws affecting the Company, (b) the Company has not received any demand, claim or notice of violation of any Environmental Laws and (c) to the knowledge of the Company, there is no Proceeding, notice or demand letter or request for information threatened against the Company under any Environmental Law, (iv) no Lien or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (v) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (vi) no property or facility of the Company (a) is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or any state list of hazardous substance sites requiring cleanup, (b) is listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority, (vii) no Hazardous Materials are being released (as defined below) at, on or under any facility owned, operated, leased or controlled by the Company or have been Released at, on or under any facility owned, operated, leased or controlled by the Company (except as may be allowed by permit) and, to the knowledge of the Company, none of the facilities owned, operated, leased or controlled by the Company are adversely affected by any Release of Hazardous Materials originating or emanating from any other property.
     For purposes of this Agreement, “Environmental Laws” means all applicable United States federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution, protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the indoor or outdoor environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. The term “Hazardous Material” means (a) any “hazardous substance,” as defined in the Comprehensive Environmental Response, the Resource Conservation and Recovery Act, as amended, (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl, (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance, and (f) flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, lead-based paint, radon and mold. “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land surface or subsurface strata.
     3.28. ERISA. Schedule 3.28 sets forth a list of each of the following that the Company maintains or contributes to or for which the Company has any liability: (i) each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each other pension, profit sharing, incentive, employment, retirement, severance, deferred compensation or change in control plan, agreement or arrangement (each of the foregoing in (i) or (ii) a “Plan”). With respect to any such Plan, the Company has not, through its own actions or due to the actions of its Affiliates, incurred any liability for, or taken any action that would constitute, nor to the Company’s knowledge has any unrelated party taken any action that would constitute or result in, any prohibited transaction, funding deficiency, plan termination or complete or partial withdrawal with respect to the Company or its Affiliates which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. With respect to each such Plan, the Company is in compliance in all respects with all applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, and the Company has performed all of its respective obligations under such Plans, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Plan intended to qualify under the provisions of Section 401(a) of the Code has received a favorable determination letter with respect to such qualification except where failure to qualify the Plan would not have a Material Adverse Effect.
     3.29. Taxes. The Company (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations or otherwise, in each case except for (A) taxes being contested in good faith and for which adequate reserves are shown in the Company’s SEC Reports filed at least five (5) business days prior to the date hereof, or (B) any liability of the Company for taxes and other governmental assessments and charges that are not yet due and payable that has been accrued or reserved for on the financial statements of the Company in accordance with GAAP. All tax returns filed by the Company were true, correct, and complete in all material respects as of the time of such filing. There are no unpaid taxes in any material amount claimed to be due from the Company by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
     3.30. Books and Records. The minute books and other records of the Company contain in all material respects accurate records of all Company board, committee and stockholders’ meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company since January 1, 2005.
     3.31. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain assets accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except for any controls the absence of which would not result in a Material Adverse Effect.
     3.32. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under the Rights Agreement) or other similar anti-takeover provision under the Certificate of Incorporation or Bylaws) or the laws of the Company’s jurisdiction of organization that is or could become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under the Agreements, including without limitation the Company’s issuance of the Shares. Purchaser is not, and at the time of Closing will not be, an Acquiring Person (as such term is defined in the Rights Agreement).
SECTION 4
Additional Covenants of the Company
     The Company hereby covenants with Purchaser as follows:
     4.1. Notification of Certain Events. From the date hereof until the Closing, the Company will immediately notify Purchaser, and confirm such notice in writing, of (i) any filing made by the Company relating to the Offering with Nasdaq or any securities exchange or the SEC or other securities regulator in the United States or any other jurisdiction, and (ii) subject to the agreement of Purchaser to maintain such information in confidence, any material changes in or affecting the financial condition, earnings, cash flows, results of operations, assets, stockholders’ equity, business or business prospects of the Company taken as a whole or any event, occurrence or development, individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     4.2. Offering Limitations. None of the Company or, to the Company’s knowledge, any of its Affiliates will sell, solicit any offer to buy or offer to sell shares of Common Stock or securities convertible into or exchangeable for Common Stock by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) in any manner involving a public offering (within the meaning of Section 4(2) of the Securities Act) or otherwise that would require the registration under the Securities Act of the sale of the Shares to Purchaser or that would be integrated with the offer or sale of the Shares.
     4.3. Disclosures. Subject to Section 8.14, promptly following the Closing the Company will (i) issue a press release announcing the sale of the Shares, and (ii) file such press release and other appropriate information with the SEC on a Form 8-K. The Company shall, immediately following the filing of the Registration Statement pursuant to the Registration Rights Agreement, (i) issue such press releases and make such filings under the Exchange Act, including, without limitation, the filing of Form 8-K, to disclose the sale of the Shares and the filing of the Registration Statement pursuant to the Registration Rights Agreement and (ii) include in the filing of its next Form 10-Q or Form 10-K, as applicable, appropriate disclosures relating to the sale of the Shares and the filing of such Registration Statement, including, without limitation, the disclosure required by Item 701 of Regulation S-K. The Company shall, from and after the Closing through the period that the Registration Statement is required to be maintained, timely file all SEC Reports, comply with all requirements under the Exchange Act and Nasdaq, continue to list the Shares on Nasdaq or a national securities exchange, and otherwise comply with the requirements of Sections 3.6 and 3.12 hereof, which are incorporated herein. If the Company applies to have Common Stock traded, listed or quoted on any national securities exchange, it will include in such application the Shares, and will take such other action as is necessary or desirable in the opinion of Purchaser to cause the Shares to be traded, listed or quoted (as applicable) on such other national securities exchange as promptly as possible. As long as Purchaser owns any Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Shares under Rule 144. The Company further covenants that it will use its commercially reasonable best efforts to take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     4.4. Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general working capital purposes.
     4.5. Investment Company Act. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
SECTION 5
Representations, Warranties and Covenants of Purchaser
     Purchaser hereby represents, warrants and covenants to the Company with respect to the purchase of the Shares by Purchaser as follows:
     5.1. Retention of Shares; No Other Shares. During the period commencing at the Closing and ending on the second anniversary of the Closing (the “Retention Period”), Purchaser will not directly or indirectly sell, transfer or otherwise dispose of the Shares other than Permitted Transfers (as defined below). Prior to the Closing, Purchaser beneficially owned (as determined in accordance with SEC Rule 13d-3 under the Exchange Act) no shares of the Company’s equity securities. As used herein, a “Permitted Transfer” shall mean transfers by Purchaser to Persons who are wholly owned by Purchaser or which are wholly owned by a Person which wholly owns Purchaser; provided, prior to any such transfer, the Company is provided at least ten (10) business days prior notice of such transfer, any legal opinions required pursuant to Section 5.7 below and an agreement in form and substance reasonably acceptable to the Company pursuant to which such transferee agrees to be bound by and becomes entitled to the rights of Purchaser under the terms and conditions of this Agreement and the Registration Rights Agreement.

     5.2. Experience. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.
     5.3. Purchaser Status. Purchaser represents and warrants that (a) it is an “accredited investor,” as defined in Rule 501(a)(8) of Regulation D promulgated pursuant to the Securities Act and (b) is not an “affiliate” of the Company as defined in Rule 144 promulgated under the Securities Act.
     5.4. Rule 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered for resale under the Securities Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and fully paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.
     5.5. Confidential Access to Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects. Pursuant to a confidentiality agreement, as contemplated by the SEC’s Regulation FD (that certain Confidentiality and Non-Use Agreement between Rohm and Haas Electronic Materials CMP, Inc. and the Company dated November 27, 2001 (the “Confidentiality Agreement”) under which Purchaser acknowledged that it is bound, Purchaser acknowledges that it has been provided access to material, non-public information and that, subject to the terms and conditions thereof, Purchaser will keep all such information confidential. Further, the Purchaser acknowledges and understands the fact that the Company is seeking to effect the private placement of the Shares is material non-public information and disclosure of such information or use of such information by Purchaser or anyone receiving such information from Purchaser in connection with the purchase, sale or trade of the Company’s securities (other than use by Purchaser in acquiring the Shares), or any hedging, derivative or similar transactions or activities involving the Company’s securities, is a violation of securities laws. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations, warranties and covenants contained herein or in the other Agreements. The Purchaser understands that its investment in the Shares involves a high degree of risk.
     5.6. Organization; Authorization. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of Delaware with the requisite corporate power and authority, to enter into and to consummate the transactions contemplated by the Agreements and otherwise to carry out its obligations under the Agreements. The purchase by

Purchaser of the Shares hereunder has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement, when executed and delivered by Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.
     5.7. Restrictive Legends. Purchaser understands that the certificates evidencing the Shares will bear the following legends so long as required by this Section 5.7:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT WITH THE ISSUER PURSUANT TO WHICH SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO AUGUST 25, 2008 OTHER THAN CERTAIN PERMITTED TRANSFERS SET FORTH IN SUCH AGREEMENT.
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS.”
     In addition, Purchaser acknowledges that each certificate for Shares shall bear any additional legend required by any other applicable domestic or foreign securities or blue sky laws.
     The Company will direct its transfer agent and registrar to maintain stop transfer instructions on record for the Shares until it has been notified by the Company, upon the advice of counsel, that such instructions may be waived consistent with the Securities Act and applicable domestic and foreign securities laws. Such stop transfer instructions will limit the method of sale of the Shares, consistent with Rule 144 or other available exemptions from registration under the Securities Act. Any transfers other than pursuant to a registration statement under the Securities Act will require an opinion of counsel reasonably satisfactory to the Company and its counsel prior to such transfers.
     5.8. No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Shares.
     5.9. Residency. Purchaser is a United States resident.
     5.10. Investment Intent. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to any distribution, resale or transfer thereof in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Purchaser understands and agrees that the Shares have not been registered under the Securities Act by reason of the exemption from the registration provisions of the Securities Act contained in Rule 506 of Regulation D and Section 4(2) of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations, warranties and covenants as expressed herein, which are being relied upon by the Company.
     5.11. Rights Agreement. Purchaser acknowledges that the Company has entered into a Rights Agreement, dated October 28, 1998 (as amended, the “Rights Agreement”), which Rights Agreement has been filed with the Commission as an exhibit to the Company’s periodic reports.
     5.12. No Manipulation. Neither Purchaser nor, to the Purchaser’s knowledge, any of its supervisory board members, management board members, managers, subsidiaries, controlling persons or other affiliates has taken, or presently plans to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     5.13. No Relationship. Neither Purchaser nor, to the Purchaser’s knowledge, any of its supervisory board members, management board members, managers, subsidiaries, controlling persons or other affiliates has had any position, office or other material relationship with the Company or the Company’s Affiliates within the past three years, except as contemplated by this Agreement or any agreement executed simultaneously herewith.
     5.14. Additional Securities Law Matters. Purchaser (a) has no present intention to engage in short sales or other hedging activity in relation to the Company’s securities, (b) has no agreements or understandings, directly or indirectly, with any person or entity to distribute the Shares, and (c) does not share voting and/or investment control over the Company’s securities with any person or entity (other than relationships disclosed in the Company’s most recent proxy statement filed with the SEC or in any Schedule 13D filed with the SEC by the undersigned Purchaser).
SECTION 6
Conditions to Purchaser’s Obligations to Close
     The obligation of Purchaser to purchase the Shares at the Closing is subject to the fulfillment of the following conditions, any of which may be waived by Purchaser in writing:
     6.1. Representations and Warranties Correct. The representations and warranties made by the Company herein shall be true and correct in all material respects as of the date when made and as of the Closing.

     6.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing shall have been performed, satisfied or complied with in all material respects.
     6.3. No Injunction. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or be pending by or before any Governmental Authority of competent jurisdiction which restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated by the Agreements.
     6.4. No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been restricted or suspended by the Commission, Nasdaq or any other market or exchange where such Common Stock is traded (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company which has since been terminated).
     6.5. [Intentionally Omitted].
     6.6. Adverse Changes. Since the date of the financial statements included in the Company’s Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or latest Current Report on Form 8-K, whichever is more recent, last filed prior to the date of this Agreement, no event which has had or could reasonably be expected to have a Material Adverse Effect shall have occurred.
     6.7. Litigation. No Proceeding shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
     6.8. Change of Control. No Change of Control shall have occurred between the date hereof and the Closing. As used herein, “Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than Purchaser or any of its Affiliates, of in excess of 35% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company’s Board of Directors that is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Company with or into another Person, unless following such transaction, the holders of the Company’s securities continue to hold at least 51% of such securities following such transaction, (iv) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in clauses (i), (ii), (iii) or (iv).
     6.9. Certificate of Incorporation. The Company shall have delivered to Purchaser a copy of a certificate evidencing the incorporation and good standing of the Company, issued by the Secretary of State of the state where the Company is organized, as of a date within 10 days of the Closing. The Company shall have delivered to Purchaser, or its representatives, acting on behalf of Purchaser, a copy of a certificate evidencing the qualification and good standing of the

Company in such other states or jurisdictions where the Company’s ownership or operation of its properties or the conduct of its business require the Company to be qualified to do business as a foreign corporation.
     6.10. Compliance Certificate. Should the Closing occur as of a date other than the date of this Agreement, the Company shall have delivered to Purchaser a certificate of the Company executed by the President of the Company, dated as of the Closing, certifying to the fulfillment of the conditions specified in Section 6 of this Agreement.
     6.11. Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate of the Company executed by the Chief Financial Officer and the Secretary of the Company, dated as of the Closing, certifying (i) resolutions adopted by the Board of Directors of the Company authorizing the execution of the Agreements, the issuance of the Shares, the filing of the Registration Statement, and the transactions contemplated hereby; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended, and copies of the third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by the Agreements; and (iii) such other documents relating to the transactions contemplated by the Agreements as Purchaser may reasonably request.
     6.12. Registration Rights Agreement. The Company and Purchaser shall have executed, entered into and delivered the Registration Rights Agreement, in substantially the form attached hereto as Exhibit A.
     6.13. Amended Cooperation Agreement. The Company and Rohm and Haas Electronic Materials CMP Inc., Purchaser’s parent (“RHEM”), shall have executed, entered into and delivered an Amended and Restated Cooperation Agreement in form and substance acceptable to RHEM, Purchaser and the Company. It is the express intention of the parties that the transactions contemplated herein are part of the strategic relationship between RHEM and the Company continuing and evidenced (in part) by such Amended and Restated Cooperation Agreement.
     6.14. Other Documents. The Company shall have delivered to Purchaser such other documents relating to the transactions contemplated by the Agreements as Purchaser or their counsel may reasonably request.
     6.15. Opinion of Counsel. At the Closing, the Purchasers shall have received the opinion of Wildman, Harrold, Allen & Dixon LLP, as counsel to the Company, dated as of Closing in form and substance acceptable to the Purchaser and counsel to the Company.
SECTION 7
Conditions to Closing of the Company
     The Company’s obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing of the following conditions:
     7.1. Representations. The representations and warranties made by Purchaser herein shall be true and correct in all material respects on the dates made and on the date of Closing.

     7.2. Performance by Purchaser. All covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by Purchaser at or before the Closing shall have been performed, satisfied or complied with in all material respects.
     7.3. No Injunction. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or be pending by or before any Governmental Authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Agreements.
SECTION 8
Miscellaneous
     8.1. Governing Law; Jurisdiction and Venue. This Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to its conflict of laws principles. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any of the other Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington, Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Agreements), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Agreements, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     8.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby.
     8.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided that the rights of Purchaser to purchase the Shares shall not be assignable without the consent of the Company. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.
     8.4. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States mail, postage prepaid, by reliable overnight delivery service such as UPS or FedEx, or by facsimile transmission, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at the Purchaser’s address set forth below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to the Company at the address listed below, in each case with a copy to Purchaser at the address indicated below.
Company:
Nanophase Technologies Corporation
1319 Marquette Drive
Romeoville, Illinois 60446
Attention: Joseph Cross
Facsimile: (630) 323-1221
with a copy to:
Company Counsel:
Wildman, Harrold, Allen & Dixon LLP
225 West Wacker Drive
Suite 3000
Chicago, Illinois 60606-1229
Attention: David Weinstein
Purchaser:
Rohm and Haas Electronic Materials CMP Holdings, Inc.:
451 Bellevue Road
Newark, Delaware 19713
Attention: Legal Affairs
Facsimile: (302) 283-2144
     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, or if by facsimile transmission, as indicated by the facsimile imprint date.
     8.5. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Purchaser upon any breach or default of the Company under the Agreements shall impair any such right, power or remedy of Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Purchaser of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.
     8.6. Expenses. Except as expressly provided herein, the Company and Purchaser shall each bear their own legal and other expenses with respect to this Agreement. The Company shall pay all transfer agent fees and expenses, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares.
     8.7. Counterparts. This Agreement may be executed in two or more identical counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Any signature that is delivered by facsimile transmission or portable document format shall be valid and binding, with the same force and effect as if an original, manually signed counterpart.
     8.8. Severability. In the event that any provision of this Agreement is unenforceable, the remaining provisions shall continue in full force and effect.
     8.9. Section Headings, etc. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement. As used herein, any gender shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “including” and similar terms shall mean include without limitation, whether by enumeration or otherwise.
     8.10. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and no other person is intended to or shall have any rights hereunder whether as a third party beneficiary or otherwise.
     8.11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     8.12. Confidentiality. All material, non-public information disclosed by the Company to Purchaser pursuant to this Agreement shall be subject to the terms and conditions of the Confidentiality Agreement.
     8.13. Entire Agreement; Amendment. This Agreement, the Confidentiality Agreement and the Registration Rights Agreement and the other documents contemplated therein constitute the entire understanding and agreement between Purchaser and the Company and supersede all prior agreements and understandings, oral or written, with regard to the subject matter. Except as expressly provided herein, this Agreement, any of the other Agreements or any term hereof may be amended, modified, waived or discharged only by a written instrument signed by the party against whom enforcement is sought.
     8.14. Public Statements or Releases. Neither the Company nor Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 8.14 shall prevent any party from making any public announcement it reasonably considers necessary based upon the advice of legal counsel in order to satisfy its obligations under the law or the rules of any national securities exchange or Nasdaq; provided such party, to the extent practicable, provides the other party with an opportunity to review and comment on any proposed public announcement before it is made.
     8.15. Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.
     8.16. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance under the Agreements. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate or the requirement to post a bond or other security.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the day and year first set forth above.

Rohm and Haas Electronic Materials CMP Holdings, Inc.

By: Its:	/s/ NICHOLAS A. GUTWEIN NICHOLAS A. GUTWEIN
President

Nanophase Technologies Corporation

By: Its:	/s/ JOSEPH CROSS JOSEPH CROSS
President and CEO

EXHIBIT A
REGISTRATION RIGHTS AGREEMENT